                        EXTENDICARE HEALTH SERVICES INC.
                      EARNINGS TO FIXED CHARGE CALCULATION

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
                                                                 PROFORMA
                                                       ------------------------------
                                                         6 months        12 months       ACTUAL FOR SIX MONTHS ENDED
                                                           ended           ended         ---------------------------
                                                          June 30         Dec. 31         June 30        June 30
                                                           2002            2001             2002           2001
                                                       --------------  --------------    -----------   -------------
EARNINGS FROM CONTINUING OPERATIONS
Earnings before extraordinary items, taxes                     3,986         (45,360)         7,249         (21,327)
          and minority interest
Add:      Fixed charges                                       21,793          49,815         18,530          23,286
          Amortization of interest capitalized                     -               -              -               -
Less:     Interest capitalized                                     -               -              -               -
                                                       --------------  --------------    -----------   -------------
EARNINGS                                                      25,779           4,455         25,779           1,959
                                                       --------------  --------------    -----------   -------------
FIXED CHARGES
   Interest expense (including amortization                   19,234          43,285         15,970          19,831
       of deferred financing charges)
   Interest capitalized                                            -               -              -               -
Estimate of interest within rental expense                     2,560           6,530          2,560           3,455
                                                       --------------  --------------    -----------   -------------
TOTAL FIXED CHARGES                                           21,793          49,815         18,530          23,286
                                                       --------------  --------------    -----------   -------------
EARNINGS TO FIXED CHARGES RATIO                                 1.18            0.09           1.39            0.08
                                                       --------------  --------------    -----------   -------------
DOLLAR AMOUNT OF THE DEFICIENCY                             na                45,360         na              21,327
  (if less than 1:1 ratio)
ESTIMATE OF INTEREST WITHIN RENT EXPENSE:
          Rental expense                                       5,714          14,575          5,714           7,711
          Multiplier                                               8               8              8               8
                                                       --------------  --------------    -----------   -------------
          Value of rented equipment/assets                    45,712         116,600         45,712          61,688
          Equity assumed at 20%                                9,142          23,320          9,142          12,338
          Debt of Lessor                                      36,570          93,280         36,570          49,350
          Estimated interest rate                                7.0%            7.0%           7.0%            7.0%
                                                       --------------  --------------    -----------   -------------
          Estimated interest expense in rent                   2,560           6,530          2,560           3,455
                                                       ==============  ==============    ===========   =============
PROFORMA IMPACT OF DEBT OFFERING
          Interest expense as reported                        15,970          37,857
          Incremental interest expense                         3,264           5,428
                                                       --------------  --------------
          Proforma interest expense                           19,234          43,285
                                                       ==============  ==============
          Earnings as reported                                 7,249         (39,932)
          Incremental interest expense                        (3,264)         (5,428)
                                                       --------------  --------------
          Proforma earnings                                    3,986         (45,360)
                                                       ==============  ==============

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

                                                                              ACTUAL FOR 12 MONTHS ENDED
                                                        -----------------------------------------------------------------------
                                                            June 30     Dec. 31     Dec. 31     Dec. 31     Dec. 31    Dec. 31
                                                              2002        2001        2000        1999        1998       1997
                                                        ------------  ----------  ----------  ----------  ----------  ---------
EARNINGS FROM CONTINUING OPERATIONS
Earnings before extraordinary items, taxes                  (11,356)    (39,932)    (82,346)   (123,180)    109,252     59,130
          and minority interest
Add:      Fixed charges                                      39,631      44,387      53,588      60,251      66,175     30,919
          Amortization of interest capitalized                    -           -           -           -           -          -
Less:     Interest capitalized                                    -           -           -        (301)     (1,099)      (825)
                                                        ------------  ----------  ----------  ----------  ----------  ---------
EARNINGS                                                     28,275       4,455     (28,758)    (63,230)    174,328     89,224
                                                        ------------  ----------  ----------  ----------  ----------  ---------
FIXED CHARGES
   Interest expense (including amortization                  33,996      37,857      46,541      52,499      57,955     25,519
       of deferred financing charges)
   Interest capitalized                                           -           -           -         301       1,099        825
Estimate of interest within rental expense                    5,635       6,530       7,047       7,451       7,121      4,575
                                                        ------------  ----------  ----------  ----------  ----------  ---------
TOTAL FIXED CHARGES                                          39,631      44,387      53,588      60,251      66,175     30,919
                                                        ------------  ----------  ----------  ----------  ----------  ---------
EARNINGS TO FIXED CHARGES RATIO                                0.71        0.10       (0.54)      (1.05)       2.63       2.89
                                                        ------------  ----------  ----------  ----------  ----------  ---------
DOLLAR AMOUNT OF THE DEFICIENCY                              11,356      39,932      82,346     123,481     na          na
  (if less than 1:1 ratio)
ESTIMATE OF INTEREST WITHIN RENT EXPENSE:
          Rental expense                                     12,578      14,575      15,731      16,631      15,895     10,213
          Multiplier                                              8           8           8           8           8          8
                                                        ------------  ----------  ----------  ----------  ----------  ---------
          Value of rented equipment/assets                  100,624     116,600     125,848     133,048     127,160     81,704
          Equity assumed at 20%                              20,125      23,320      25,170      26,610      25,432     16,341
          Debt of Lessor                                     80,499      93,280     100,678     106,438     101,728     65,363
          Estimated interest rate                              7.0%        7.0%        7.0%        7.0%        7.0%       7.0%
                                                        ------------  ----------  ----------  ----------  ----------  ---------
          Estimated interest expense in rent                  5,635       6,530       7,047       7,451       7,121      4,575
                                                        ============  ==========  ==========  ==========  ==========  =========

PROFORMA IMPACT OF DEBT OFFERING
          Interest expense as reported
          Incremental interest expense

          Proforma interest expense

          Earnings as reported
          Incremental interest expense

          Proforma earnings

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